Exhibit 10.11

ESCROW AGREEMENT

            This Escrow Agreement (this “Agreement”) is dated as of October 27, 2006, by and between Material Technologies, Inc., a Delaware corporation (“MaTech”), on the one hand, Palisades Capital, LLC (“Palisades”), Hyde Investments, Ltd. (“Hyde”), and Livingston Investments, Ltd. (“Livingston” and together with Palisades and Hyde, the “Debenture Holders”), on the other hand, and The Lebrecht Group, APLC (the “Agent”), as escrow agent.  Each of MaTech and the Debenture Holders shall be referred to as a “Party” and collectively as the “Parties.”

I.          Escrow

            1.01     Appointment and Acknowledgment of Escrow Agent.

            MaTech and the Debenture Holders hereby appoint the Agent, and the Agent hereby agrees to serve, as Escrow Agent pursuant to the terms of this Agreement.  The Agent acknowledges, or upon its receipt will acknowledge, the following:

                        (a)        MaTech will deposit a number of shares equal to 9.99% of its issued and outstanding Class A Common Stock (the “Shares”) into a brokerage account in the name of Agent at Empire Securities.  If at any time the number of Shares held by the Agent pursuant to this Agreement represents less than 9.99% of the MaTech issued and outstanding common stock, then within ten (10) calendar days MaTech will deposit more shares with the Agent so that the number of shares held by Agent pursuant to this Agreement is approximately 9.99% of MaTech’s issued and outstanding Class A Common Stock.

                        (b)        MaTech and the Debenture Holders will deposit with the Agent a signed copy of those certain Class A Senior Secured Convertible Debentures, as amended, with a combined outstanding principal and interest amount of $2,108,290.13 as of October 15, 2006 (the “Debentures”).

            The properties described in Sections 1.01(a) and 1.01(b) collectively are referred to as the “Escrowed Property.”  If the Escrowed Property includes property on which dividends are paid, on which interest is earned, or to which other accretions are added, then the Escrowed Property shall include such dividends, interest, or accretions.  If the Escrowed Property consists of stock, the stock shall not be considered issued and outstanding until such time as it is released pursuant to this Agreement.

            1.02     Operation of Escrow.

            The Parties hereto agree that the escrow created by this Agreement (the “Escrow”) shall operate as follows:

                        (a)        Upon receipt of a notice of conversion executed by any of the Debenture Holders, or its duly authorized representative, which converts all or a portion of any of the Debentures (a “Conversion Notice”), the Agent shall (i) confirm the accuracy of the numbers contained in the Conversion Notice, (ii) provide a copy of the Conversion Notice to MaTech within two (2) business days of receipt, and (iii) cause that number of Shares so issuable as set forth in the Conversion Notice to be electronically transferred or journaled to the recipient designated in such Conversion Notice within three (3) business days of receipt.

                        (b)        Upon the repayment or conversion in full of the Debentures, the Agent shall return any Shares then in its possession to MaTech for cancellation.

                        (c)        Any holder of the Debentures may cancel this Agreement, solely as it pertains to those Debentures held by the cancelling Debenture Holder, by providing written notice to the Agent.  Upon such cancellation, the Agent shall return to such Debenture Holder or its designated representative the copy of the Debenture owned by such Debenture Holder.

            1.03     Further Provisions Relating to the Escrow.

                        (a)        Distributions by the Agent in accordance with the terms of this Agreement shall operate to divest all right, title, interest, claim, and demand, either at law or in equity, of any party to this Agreement (other than the distributee) in and to the Escrowed Property distributed and shall be a perpetual bar both at law and in equity with respect to such distributed Escrowed Property against the parties to this Agreement and against any person claiming or attempting to claim such distributed escrowed property from, through, or under such party.

                        (b)        MaTech agrees to reimburse the Agent for the Agent’s reasonable fees and other expenses (including brokerage fees and expenses, postage and mailing costs, legal fees and expenses) incurred by the Agent in connection with its duties hereunder.

                        (c)        MaTech and the Debenture Holders, jointly and severally, agree to indemnify and hold harmless the Agent against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal counsel fees and expenses of attorneys chosen by the Agent) as and when incurred and whether or not involving a third party arising out of or based upon any act, omissions, alleged act, or alleged omission by the Agent or any other cause, in any case in connection with the acceptance of, or the performance or nonperformance by the Agent of, any of the Agent’s duties under this Agreement, except as a result of the Agent’s bad faith or gross negligence or willful breach of this Agreement.  The Agent shall be fully protected by acting in reliance upon any notice, advice, direction, other document, or signature believed by the Agent to be genuine, by assuming that any person purporting to give the Agent any notice, advice, direction, or other document in accordance with the provisions hereof, in connection with this Agreement, or in connection with the Agent’s duties under this Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by the Agent, which may be The Lebrecht Group, APLC.  The Debenture Holders, and each of them, acknowledges that The Lebrecht Group, APLC acts as counsel to MaTech and may continue to serve in that capacity, and neither anything contained herein, the execution or delivery hereof by the Agent, nor the performance by the Agent of its duties hereunder shall in any way affect or require termination of such relationship with MaTech.  The Agent shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or any omission, except as a result of the Agent’s bad faith or gross negligence or willful breach of this Agreement.  If any of the Escrowed Property is represented by stock certificates, the Agent shall not be liable if the Agent submits all or a portion of the Escrowed Property to be broken into smaller denominations to the appropriate transfer agent, and such transfer agent fails to return properly that portion of the Escrowed Property to the Agent which such transfer agent was instructed to return.

                        (d)        The Agent makes no representation as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to the Agent.

                        (e)        The Agent shall have no duties or responsibilities except those expressly set forth herein.  The Parties hereto agree that the Agent will not be called upon to construe any contract or instrument.  The Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless in writing and signed by the other Parties hereto and received by the Agent and, if the Agent’s duties as Escrow Agent hereunder are affected, unless the Agent shall have given its prior written consent thereto.  The Agent shall not be bound by any assignment by MaTech or the Debenture Holders of its rights hereunder unless the Agent shall have received written notice thereof from the assignor.  The Agent is authorized to comply with and obey laws, rules, regulations, orders, judgments, and decrees of any governmental authority, court, or other tribunal.  If the Agent complies with any such law, rule, regulation, order, judgment, or decree, the Agent shall not be liable to any of the Parties hereto or to any other person even if such law, rule, order, regulation, judgment, or decree is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

                        (f)         If the Agent shall be uncertain as to the Agent’s duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other party with respect to the Escrowed Property which, in the Agent’s opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrowed Property or any part thereof, or the property to be exchanged for the Escrowed Property (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), the Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use the Agent’s reasonable efforts to keep safely the Escrowed Property until the Agent shall be directed otherwise in writing by both other parties hereto or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal (a “Final Judgment”), but the Agent shall be  under no duty to institute or to defend any proceeding, although the Agent may, in the Agent’s discretion and at the expense of MaTech as provided in Section 1.03(c), institute or defend such proceedings.

                        (g)        The Agent (and any successor escrow agent or agents) reserves the right to resign as the Escrow Agent at any time, provided fifteen (15) days’ prior written notice is given to the other parties hereto, and provided further that a mutually acceptable successor Escrow Agent(s) is named within such fifteen (15) day period.  The Agent may, but is not obligated to, petition any court in the State of California having jurisdiction to designate a successor Escrow Agent.  The resignation of the Agent (and any successor escrow agent or agents) shall be effective only upon delivery of the Escrowed Property to the successor escrow agent(s).  The Parties reserve the right to jointly remove the Escrow Agent at any time, provided fifteen (15) days’ prior written notice is given to the Escrow Agent.  If no successor Escrow Agent has been appointed and has accepted the Escrowed Property within fifteen (15) days after the Notice is sent, all responsibilities of the Agent hereunder shall, nevertheless, case.  The Agent’s sole responsibility thereafter shall be to use the Agent’s reasonable efforts to keep safely the Escrowed Property and to deliver the Escrowed Property as may be directed in writing by both of the other parties hereto or by a Final Judgment.  Except as set forth in this Section 1.03(g), this Agreement shall not otherwise be assignable by the Agent without the prior written consent of the other parties hereto.

                        (h)        MaTech and the Debenture Holders authorize the Agent, if the Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Property with the clerk of that court.

                        (i)        The Agent’s responsibilities and liabilities hereunder, except as a result of the Agent’s own bad faith or gross negligence, will terminate upon the delivery by the Agent of al the Escrowed Property under any provision of this Agreement.

                        (j)        As consideration for acting as escrow agent hereunder, MaTech shall pay, in advance and as a condition precedent to the establishment of the Escrow pursuant to the terms of this Agreement, a fee to the Agent equal to $5,000.00.  This fee shall be deemed to have been earned in full by the Agent upon establishment of the Escrow, and shall not be subject to pro-ration or other setoff in the event the Escrow is terminated by any party.

                        (k)       Notwithstanding anything in this Agreement to the contrary, Agent shall not have the right to transfer all or any portion of the Debentures to any third party, or to Matech, for any reason without the written consent of the Holder of such Debenture to be transferred.

II.         Miscellaneous

            2.01     Further Action.

            At any time and from time to time, MaTech and the Debenture Holders each agrees, at its own expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.  If any portion of the Escrowed Property consists of stock certificates, MaTech shall pay any transfer tax arising out of the placing of the Escrowed Property into the Escrow, the delivery of the Escrowed Property out of the Escrow, or the transfer of the Escrowed Property into the name of any person or entity pursuant to the terms of this Agreement.  The Agent shall have no liability regarding transfer taxes even if one or both of the Parties hereto fails to comply with the obligations set forth in the prior sentence.

            2.02     Survival.

            Subject to Section 1.03(i), the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the delivery by the Agent of the Escrowed Property, irrespective of any investigation made by or on behalf of any party.

            2.03     Modification.

            This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and (subject to Section 1.03(e)) may be modified only by a written instrument duly executed by each party.

            2.04     Notices.

            Any notice, advice, direction, or other document or communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by facsimile) against receipt to the party to whom it is to be given at address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 2.04) with a copy to each of the other parties hereto:

            If to MaTech:              Material Technologies, Inc.
                                               11661 San Vicente Boulevard, Suite 707
                                               Los Angeles, CA  90049
                                               Attn:  Robert M. Bernstein, President
                                               Facsimile (310) 473-3177

            If to the Debenture
            Holders:                      c/o Corporate Legal Services, LLP
                                               2224 Main Street
                                               Santa Monica, California 90405
                                               Facsimile: (310) 396-3290

             If to Agent:                 The Lebrecht Group, APLC
                                               9900 Research Drive
                                               Irvine, CA  92618
                                               Attn:  Brian A. Lebrecht, Esq.
                                               Facsimile (949) 635-1244

            Any notice, advice, direction, or other document or communication given by certified mail shall be deemed given at the time of receipt thereof.  Any notice given by other means permitted by this Section 2.04 shall be deemed given at the time of receipt thereof.

            2.05     Waiver.

            Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.

            2.06     Binding Effect.

            Subject to Section 1.03(g), the provisions of this Agreement shall be binding upon and inure to the benefit of MaTech and the Debenture Holders and their respective assigns, heirs, and personal representatives, and shall be binding upon and insure to the benefit of the Agent and the Agent’s successors and assigns.

            2.07     No Third Party Beneficiaries.

            This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 2.06).

            2.08     Jurisdiction.

            The parties hereby irrevocably consent to the jurisdiction of the courts of the State of California and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, and document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, a breach of this Agreement or of any such document or instrument, or the Escrowed Property.

            2.09     Separability.

            This entire Agreement shall be void if any provision of this Agreement other than the second and third sentences of Section 2.11 is invalid, illegal, unenforceable, or inapplicable to any person or circumstance to which it is intended to be applicable, except that the provisions of Section 1.03 shall survive.

            2.10     Headings.

            The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            2.11     Counterparts; Governing Law.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  It shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict of laws.  Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement , any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, any breach of this Agreement or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the appropriate court in Orange County, California, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that such party is not subject personally to the jurisdiction of such court, that such party’s property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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            IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

“MaTech”	“Debenture Holders”

Material Technologies, Inc.	Palisades Capital, LLC

/s/ Robert M. Bernstein	/s/ R.H. Breitman
By: Robert M. Bernstein	By: R.H. Breitman
Its: President	Its: President

“Agent”	Hyde Investments, Ltd.

The Lebrecht Group, APLC
/s/ C. Rykov
By: C. Rykov
/s/ Brian A. Lebrecht	Its: Managing Director
By: Brian A. Lebrecht, Esq.
Its: President

Livingston Investments, Ltd.

/s/ C. Rykov
By: C. Rykov
Its: Managing Director